Exhibit 10.9

SECURITY AGREEMENT AND PLEDGE OF MEMBERSHIP INTEREST

THIS SECURITY AGREEMENT AND PLEDGE OF MEMBERSHIP INTEREST (the “Agreement” or “Pledge”) is made as of July 25, 2023, by and between Global Technologies, Ltd, a Delaware corporation (the “Pledgor”), and TXC Services, LLC, a Delaware limited liability company (“Pledgee”).

WITNESSETH:

WHEREAS, on the date of this Agreement, Pledgor and Pledgee entered in that certain Amended and Restated Membership Interest Purchase Agreement and other Transaction Documents (defined in the MIPA) whereby Pledgor purchased 100% of the interests in and too Common Membership Units (“Interest” or “Interests”) in Foxx Trot Tango, LLC, a Wyoming limited liability company (“Company”) in exchange for certain consideration from and liabilities and obligations of the Pledgor under the MIPA and Transaction Documents (collectively the “Transaction Documents”). A copy of the Transaction Documents are attached hereto as Exhibit A;

WHEREAS, on the date of this Agreement, Pledgor entered into a third amended and restated limited liability company agreement (“Operating Agreement”);

WHEREAS, Pledgor has agreed to grant to Pledgee a security interest (the “Security Interest”) in and to all of its right, title and ownership interest in and to the Interests whether derived under the Certificate of Formation, the Operating Agreement, or otherwise, including, the Pledgor’s status as a Member, and the Pledgor’s right to participate in the management of the business and affairs of the Company (“Collateral”) to secure all liabilities and obligations of Pledgor under the Transaction Documents; and

To induce Pledgee to enter into the Transaction Documents, Pledgor has agreed to pledge to Pledgee its Member’s Interests.

NOW, THEREFORE, to induce the Pledgee to enter into the Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees as follows:

1. Grant of Security Interest. To secure the complete and timely satisfaction of all liabilities, indebtedness and obligations of Pledgor to Pledgee under the Transaction Documents (collectively, the “Obligations”), the Pledgor herewith pledges, delivers, and assigns to the Pledgee and grants a first lien and security interest in favor of the Pledgee in and to the Interest (including Pledgor Total Rights in the Company). Provided there is not an Event of Default (as defined below), the aforesaid pledge shall be released within five (5) days after the date when the Pledgor and Company) have performed all Obligations under the Transaction Documents.

2. The Pledgor does hereby appoint Pledgee or its assignee, as Pledgor’s true and lawful attorney and in its name, place and stead, upon the occurrence of an Event of Default (as defined below) to cause the Interests to be transferred on the books of Company to the name of Pledgee or to such other party as is designated by Pledgee. In furtherance of the preceding, Pledgor has delivered to Pledgee the Assignment of Member’s Interests, attached hereto as Exhibit B, which instrument Pledgee shall hold in escrow and shall be entitled to (but not obligated to) release from escrow upon the occurrence of an Event of Default under any of the Transaction Documents.

3. The Pledgor hereby agrees, represents and warrants:

(a) That Pledgor has not sold, assigned, transferred, pledged, granted any security interest in or otherwise hypothecated the Interests in any manner whatsoever and that the Interests are pledged herewith free and clear of any and all liens, encumbrances, pledges, restrictions, security interests and agreements.

(b) That Pledgor has full power and authority to execute and deliver this Agreement and to pledge the Interests hereunder, that this Agreement constitutes the valid and binding obligation of Pledgor enforceable in accordance with its terms, and that the pledge of the Interests contained herein is not in violation of any agreement, undertaking or obligation of Pledgor.

(c) That the Interests pledged herein constitute all of the issued and outstanding interests and rights of the Pledgor in and to the Company.

(d) That all of the Interests have been duly and validly issued and are fully paid and nonassessable.

(e) That Pledgor shall not permit or consent to the issuance of any additional ownership interests in or to the Pledgor or options or securities convertible into ownership interests in or to the Pledgor; or sell, assign, transfer, or permit or grant any lien, right or security interest in the Interests except as set forth in this Pledge.

(f) That Pledgor shall not permit or consent to the amendment, restatement or other modification to the Operating Agreement or other organizational document of the Company in effect as of the date of this Pledge, without the express written consent of Pledgee. Pledgor certifies that the Operating Agreement and organizational documents in effect as of the date of this Pledge are attached hereto as Exhibit C.

(g) Pledgor shall indemnify Pledgee against all costs, expenses, claims and liabilities which may be asserted against the Pledgee by reason of the pledge of the Interests or of the transfer of the Interests by Pledgee.

(h) Pledgor’s accountant shall certify to Pledgee within fifteen (15) days after request from Pledgee but no more frequently than twice each year that the Pledgor and Company have paid in full all taxes of any kind imposed by any governmental authority upon the Pledgor and Company or their business including but not limited to income (federal, state and local), franchise, stock, business privilege, withholding, unemployment, business privilege, sales, school and use and occupancy.

(i) Pledgor hereby authorizes Pledgee to file UCC-1 Financing Statements (and any appropriate continuations, modifications, or amendments) to reflect the grant of a security interest in and to the Interests.

4. So long as no Event of Default exists, Pledgee shall not be entitled to collect dividends or distributions related to the Interests, shall not be obligated to make capital contributions or to make loans to the Company, shall not be deemed to have ownership of the Interests for tax or other purposes, and the Pledgor shall have the right to cast any vote of the same at meetings of Company not inconsistent with this Agreement and the Transaction Documents.

5. Upon the occurrence of an event of default, under any of the Transaction Documents (each being an “Event of Default”), upon written notice by Pledgee to Pledgor of his election to succeed to Member’s Interests, whether or not the Interests shall have been transferred on the books of the Company to the name of the Pledgee or its assignee, the Pledgee or its assignee shall have Member’s total rights in and to the Interests free and clear of all rights of redemption or other rights or claims of Pledgor, all of which are hereby waived. Pledgee shall have no duty to exercise any of the aforesaid rights or privileges, nor shall Pledgee be in any way liable for Pledgee’s delay or failure in doing so.

6. Further, upon the occurrence of an Event of Default, Pledgee is hereby granted, in addition to all of the rights as herein recited, all of the rights and remedies accorded a secured party under the Uniform Commercial Code (the “UCC”).

7. An Event of Default under this Pledge shall include:

(a) The non-compliance or non-performance of the Company or Pledgor, under or of any term or condition when compliance or performance would otherwise be due under any Transaction Document.

(b) The adjudication of Pledgor or the Company as bankrupt or insolvent, or entry of any order, remaining unstayed by appeal or otherwise for ten (10) days, appointing a receiver or trustee for the Pledgor or the Company or for all or any of Pledgor’s or the Company’s assets, or the filing by or against the Pledgor or the Company of a petition seeking any of the foregoing or consenting thereto, or the filing of a petition to take advantage of any debtors’ act, or making a general assignment for the benefit of creditors or admitting in writing inability to pay debts as they mature.

(c) The dissolution of the Pledgor and the failure of the successor owner of such Pledgor’s Interests to execute a joinder to this Pledge with five (5) business days after transfer of such Interests to such successor.

8. No delay, indulgence or failure to exercise its remedies hereunder shall be deemed a waiver by Pledgee of any of its rights under this Pledge nor shall a waiver on one occasion constitute a bar to the exercise of any right or remedy in the event of a default on another occasion. Pledgee may exercise its remedies singly or concurrently and such exercise shall not exclude the exercise of any other rights or remedies afforded at law or in equity.

9. The authorizations contained in this Pledge are irrevocable and shall be deemed to be powers coupled with an interest.

10. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be personally delivered, mailed by certified or registered mail, return receipt requested, sent prepaid by reliable overnight courier or sent by facsimile transmission. Unless otherwise expressly provided herein, notices shall be deemed to have been validly given when delivered, or, in the case of mailing, two (2) business days after deposit in the mail in the continental United States, postage prepaid; or, in the case of reliable overnight courier, on the business day after the courier accepts delivery of such item for next business day delivery; or, in the case of facsimile transmission, when sent against confirmation of receipt prior to 5:00 p.m. local time at the recipient’s office, in each case addressed as follows:

Pledgor

Global Technologies, Ltd.

8 Campus Dr.

Suite 105

Parsippany, NJ 07054

Pledgee

30725 US Highway 19 North

Suite 335

Palm Harbor, FL 34684

or to such other address or telecopy number as each party may designate for itself by like notice given in accordance with this Section.

11. This is the entire Agreement between the parties hereto and may be changed only by a written instrument signed by the party against whom any such change is sought to be enforced.

12. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Wyoming.

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

14. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

15. All of Pledgee’s rights and remedies, whether established hereby or by the Transaction Documents, shall be cumulative and may be exercised singularly or concurrently.

16. This Agreement is subject to modification only by a writing signed by all of the parties.

17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PLEDGOR

Global Technologies, Inc.

By:	Frederick Kalei Cutcher
Title:	CEO

PLEDGEE

TXC SERVICES, LLC

Christopher Ferguson
Title:	Manager

EXHIBIT A

MIPA / Transaction Documents

EXHIBIT B

Assignment of Member’s Interests

ASSIGNMENT OF MEMBER’S INTERESTS

THIS ASSIGNMENT OF MEMBER’S INTERESTS (“Assignment”) is made as of July 25, 2023 by and between Global Technologies Ltd (“Assignor”) and TXC Services, LLC, or his assignee (“Assignee”).

Background:

WHEREAS, Assignor has rights, title and interest in Foxx Trot Tango, LLC (“the Company”), whether derived under the Certificate of Formation, the Operating Agreement, or otherwise, including without limitation the Assignor’s 100% interests in and too the Common Membership Units of the Company, the Assignor’s status as a member, and the Assignor’s right to participate in the management of the business and affairs of the Company (the “Interests”).

WHEREAS, Assignor desires to transfer to Assignee, and Assignee desires to accept such transfer from Assignor the Interests.

Assignment:

In consideration of the mutual promises made herein and intending to be legally bound, each of the undersigned agrees as follows:

1. Conditional Assignment. This Assignment is conditioned upon an event of default by Assignor of any Transaction Document in connection with a Security Agreement and Pledge of Membership Interest dated July 25, 2023 (“Pledge”). In the event of a default under the Pledge, upon notice by Assignee to Assignee, Assignee or his nominee, shall own and possess Interests unconditionally and free and clear of any rights of redemption.

2. Representations of Assignor. Assignor hereby represents and warrants that Assignor is the sole owner of the Interest and has the power and authority to assign same to Assignee.

3. Assumption. Assignee hereby accepts the foregoing assignment.

4. Further Assurances. The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as any party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

5. Complete Agreement. This Assignment constitutes the complete and exclusive statement of the agreement among the parties with respect to the subject matters set forth herein. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Assignment shall be binding on the parties or have any force or effect whatsoever.

6. Binding Agreement. This Assignment shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs and legal representatives.

7. Counterparts and Facsimile. This Assignment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument, binding on the undersigned, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. A facsimile copy of this Assignment shall be deemed to be an original for all purposes.

8. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of Wyoming.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

ASSIGNOR

Global Technologies, Inc.

By:	Frederick Kalei Cutcher
Title:	CEO

ACCEPTED BY:

ASSIGNEE

TXC SERVICES, LLC

By:	Christopher Ferguson
Title:	Manager

EXHIBIT C

Operating Agreement and Organizational Documents